EXHIBIT 15



SELLERS AND ANDERSEN, LLC                         941 East 3300 South, Suite 202
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CERTIFIED PUBLIC ACCOUNTANTS AND                     Salt Lake City, Utah, 84106
BUSINESS CONSULTANTS                                     Telephone  801-486-0096
Member SEC Practice Section of the AICPA                        Fax 801-486-0096



CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

We hereby consent to the inclusion in a Registration Statement on Form SB2 of our report dated April 26, 2003 accompanying the audited balance sheet of Rubincon Ventures, Inc. at January 31, 2003 and the related statements of operations, shareholders' equity, and cash flows for the years ended January 31, 2003 and 2002 and to be named as an expert.


July  31,  2003